WARREN H. FELDMAN
                        45 A. Samworth Road
                           PO Box 3061
                        Clifton, NJ  07012
                          (973) 249-7410




February 10, 2000


VIA FEDERAL EXPRESS
Fax (202) 736-5065

Mr. Walt Anderson
C/o Gold & Appel Transfer, S.A.
1023 31st Street, 4th Floor
Washington, D.C.  20007

     Re:     Put Option - Exercise Notice

Dear Mr. Anderson:

Reference is made to that certain Put Agreement, dated September 21, 1999, between and among Walt Anderson, Warren Feldman, Sol Feldman, Revision LLC, Total-Tel USA Communications, Inc. and Foundation for the Independent Non-Governmental Development of Space, as amended (the "Put Agreement"). Capitalized terms used in this letter without definition shall have the meanings set forth in the Put Agreement.

I hereby give notice of the exercise of the Put Option with respect to my Designee listed below. The information required by Sections 2.2(a) to (e) of the Put Agreement with respect to such Put Holder is set forth below as follows:

                                         Number of          Purchase
Name of Put Holder                   Shares To Be Sold        Price

Arthur Draznin                            5,000           $80,000
                                        ---------------------------
                                          5,000           $80,000

The purchase price payment for the above-referenced shares should be wired directly to the account number and bank specified below:

     Bank of New York
     ABA: 021000018
     BNF PaineWebber Inc.
     200 Park Avenue
     11th Floor
     New York, NY 10066
     A/C 8900114096
     To the benefit of Arthur Draznin
     Account No. NE-22726


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I would like to suggest that the Closing for the purchase and sale transactions listed above be held on March 10, 2000, at 10:00 a.m. at the offices of Swidler Berlin Shereff Friedman, LLP.

Sincerely,

/s/ Warren H. Feldman

Warren H. Feldman

WHF:sad

c:     Sean P. McGuinness, Esq.
       Via Fax (202) 424-7643